UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  December 29, 2003

PAINCARE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	1-14160	(06-1110906)
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

37 N. ORANGE AVENUE, SUITE 500

ORLANDO, FLORIDA 32801

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

(407) 926-6615

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(407) 926-6616

(REGISTRANT’S FACSIMILE NUMBER, INCLUDING AREA CODE)

WWW.PAINCAREINC.COM

(REGISTRANT’S WEBSITE ADDRESS)

ITEM 2 ACQUISITION OR DISPOSITION OF ASSETS

On December 23, 2003, we announced we closed a Definitive Merger Agreement and Management Services Agreement with Spine & Pain Center, Inc. (SPC) and Dr. Michael P. Martire. SPC specializes in the delivery of physical medicine, pain management and orthopedic rehabilitation since being established in 1996. The capital stock of SPC was acquired in a merger transaction from Dr. Martire, the sole shareholder. Dr. Martire has no prior relationship with us.

Pursuant to the merger agreement, we acquired the non-medical assets of SPC and will in accordance with the management agreement provide ongoing management and administrative services to a newly formed successor of SPC’s medical practice. Subject to certain yet undetermined post-closing adjustments, if any, the purchase price consisted of $625,000.00 in cash and 277,778 shares of our common stock valued at $2.25 per share, which was the approximate value of our stock on the date we entered into the letter of intent with Dr. Martire. We may also make additional payments of up to $1,250,000 in cash and common stock if certain net earnings goals are achieved in each of the first three fiscal years following the closing.

The acquisition has been accounted for using the purchase method of accounting. We funded the cash portion of the purchase price of SPC from our internal cash reserves and line of credit.

ITEM 7 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

The following financial statements, pro forma information and exhibits are filed as part of this report.

(a) Financial Statements of Business Acquired

Spine and Pain Center, P.C.

Report of Independent Certified Public Accountants

2002 and 2001 Financial Statements:

•	Balance Sheets as of December 31, 2002 and 2001

•	Statements of Operations and Retained Earnings for the years ended December 31, 2002 and 2001

•	Statements of Cash Flows for the years ended December 31, 2002 and 2001

Notes to Financial Statements

(b) Pro forma financial information:

•	Introduction to Unaudited Pro Forma Condensed Consolidated Financial Information

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2002

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the twelve months ended December 31, 2001

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the twelve months ended December 31, 2002.

Exhibits	Material Contracts
Exhibit 10.1	Merger Agreement and Plan of Reorganization

Exhibit 10.2	Management Services Agreement

Exhibit 99.1	Press Release dated December 23, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PAINCARE HOLDINGS, INC.

Date:	December 23, 2003	By:	/s/ RANDY LUBINSKY
Chief Executive Officer and Director

Date:	December 23, 2003	By:	/s/ MARK SZPORKA
Chief Financial Officer, Secretary and Director

Financial Statements

SPINE & PAIN CENTER, P.C.

December 31, 2002 and 2001

SPINE & PAIN CENTER, P.C.

Financial Statements

December 31, 2002 and 2001

(With Independent Auditors’ Report Thereon)

SPINE & PAIN CENTER, P.C.

Independent Auditors’ Report

The Board of Directors

Spine & Pain Center, P.C.:

We have audited the accompanying balance sheets of Spine & Pain Center, P.C. as of December 31, 2002 and 2001 and the related statements of operations and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Spine & Pain Center, P.C. at December 31, 2002 and 2001 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

September 11, 2003

Maitland, Florida

Tschopp, Whitcomb and Orr, P.A.

SPINE & PAIN CENTER, P.C.

Balance Sheets

December 31, 2002 and 2001

	2002	2001
Assets
Current assets:
Cash	$39,017	58,475
Patient accounts receivable	133,788	256,134
Due from related party (note 4)	16,907	62,065

Total current assets	189,712	376,674

Furniture, equipment and leasehold improvements, net (note 2)	42,939	71,370

Total assets	$232,651	448,044

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$72,089	95,431

Stockholders’ equity:
Common stock, $1 par value, 1,000 shares authorized, 1,000 shares issued and outstanding	1,000	1,000
Retained earnings	159,562	351,613

Total stockholders’ equity	160,562	352,613

Commitments and contingencies (notes 3 and 5)	$232,651	448,044

SPINE & PAIN CENTER, P.C.

Statements of Operations and Retained Earnings

Years ended December 31, 2002 and 2001

	2002	2001
Net patient revenue	$1,111,169	1,224,591
Cost of patient revenue	837,267	884,163

Gross profit	273,902	340,428
General and administrative expenses	151,453	188,880

Net income	122,449	151,548
Retained earnings at beginning of year	351,613	320,065
Distribution to shareholder	(314,500)	(120,000)

Retained earnings at end of year	$159,562	351,613

SPINE & PAIN CENTER, P.C.

Statements of Cash Flows

Years Ended December 31, 2002 and 2001

	2002	2001
Cash flows from operating activities:
Net income	$158,511	151,476
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	29,520	35,177
Cash provided by (used for) changes in:
Patient accounts receivable	122,346	(11,734)
Due from related parties	45,158	1,313
Accounts payable and accrued expenses	(59,404)	(29,873)

Net cash provided by operating activities	296,131	146,359

Cash flows from financing activities:
Distributions to shareholder	(314,500)	(120,000)

Net cash used in financing activities	(314,500)	(120,000)

Cash flow from investing activities:
Acquisition of equipment	(1,089)	(33,059)

Net cash used in investing activities	(1,089)	(33,059)

Net change in cash	(19,458)	(6,700)

Cash at beginning of year	58,475	65,175

Cash at end of year	$39,017	58,475

Supplemental disclosures of cash flow information:
Cash paid for interest	$—	—

See accompanying notes to financial statements.

SPINE & PAIN CENTER, P.C.

Notes to Financial Statements

December 31, 2002 and 2001

(1)	Organization and Summary of Significant Accounting Policies

(a)	Organization and Mission

Spine & Pain Center, P.C. (Company) is a medical clinic providing treatment for patients who suffer from pain. The Company’s primary mission is to provide quality specialized treatment to the Bismarck, N.D. area.

(b)	Net Patient Service Revenue

Patient service revenue is recognized at the time the service is performed at the estimated net realizable amounts from patients, third-party payors and others for services rendered. The Company is a provider under the Medicare program and various other third-party payor arrangement which provide for payments to the Company at amounts different from its established rates. Provisions for estimated third-party payor settlements, if necessary, are provided in the period the related services are rendered.

(c)	Income Taxes

The Company has elected to be taxed under the Subchapter S provisions of the Internal Revenue Code. These provisions provide that the taxable income of the Company be included in the income tax returns of the stockholders. Accordingly, no income tax related assets, liabilities or provision for income taxes has been recorded in the accompanying financial statements.

(c)	Financial Instruments Fair Value, Concentration of Business and Credit Risks

The carrying amount reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses approximates fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported in the accompanying balance sheets for long-term debt approximates fair value because the actual interest rates do not significantly differ from current rates offered for instruments with similar characteristics. Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of patient accounts receivable which amount to approximately $134,000. The Company performs credit evaluations of its patients prior to rendering service and generally does not require collateral.

(Continued)

SPINE & PAIN CENTER, P.C.

Notes to Financial Statements

December 31, 2002 and 2001

(1)	Organization and Summary of Significant Accounting Policies – (Continued)

(e)	Use of Estimates

Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(f)	Cash Flows

For purposes of cash flows, cash and cash equivalents include cash on hand, cash on deposit (including interest bearing accounts) and short-term financial instruments with a maturity, from the date of purchase, of three months or less.

(2)	Furniture, Equipment and Leasehold Improvements

Property and equipment consist of the following at December 31:

	2002	2001
Equipment	$93,241	92,789
Furniture and fixtures	182,054	181,417

	275,295	274,206
Less accumulated depreciation	(232,356)	(202,836)

	$42,939	71,370

SPINE & PAIN CENTER, P.C.

Notes to Financial Statements

December 31, 2002 and 2001

(3)	Commitments

The company leases its offices from a related party under a lease agreement accounted for as an operating lease. The lease commenced in January 1, 2000 and is renewable from year to year at $157,320 per year and is subject to annual increases mutually agreed upon by the lessee and the Company.

(4)	Due From Related Party

The Company had advanced a related party $16,907 and $62,065 at December 31, 2002 and 2001, respectively. The advances are due on demand and are non-interest bearing.

(5)	Medical Malpractice Claims

The Company is subject to claims and legal actions primarily as a result of medical malpractice matters which arise in the ordinary course of business. The Company maintains malpractice insurance to protect against such claims or legal actions. A reserve for estimated claims payable by the Company as a result of malpractice and related legal actions has been reflected as a provision for professional liability claims in the accompanying balance sheet. This provision has been accrued based on estimates that incorporate the Company’s past experience as well as other considerations including the nature of each claim or incident and relevant trend factors. Management believes the ultimate resolution of such matters will be adequately covered by the Company’s insurance and/or recorded reserves and will not have a material adverse effect on its financial position or results of operations.

(6)	Subsequent Events

In August 2003 the Company entered into a letter of intent with PainCare Holdings, Inc. (PainCare). The letter of intent provides for the merger of the Company into PainCare, a Florida corporation. In exchange for all of the capital stock of the Company, the Company shareholders will receive $1,250,000 payable in cash and common stock.

(7)	Employee Benefit Plans

The Company participates in a 401(k) savings plan with salary reduction and thrift provisions covering substantially all of its employees. Participants may contribute up to 70% of their annual compensation. The Company is required to make a matching contribution equal to 100% of the participants contribution not to exceed 6% of compensation. The Company may also make discretionary contributions. The Company’s contributions to this plan amounted to $54,551 and $65,124 in 2002 and 2001, respectively.

Unaudited Pro Forma Financial Statements

The following unaudited pro forma financial statements give effect to the acquisition by PainCare Holdings, Inc. of Spine & Pain Center, Inc., in a transaction to be accounted for using the purchase method of accounting. The unaudited pro forma balance sheet is based on the historical balance sheets of PainCare Holdings, Inc. and Spine & Pain Center, Inc. appearing elsewhere in this registration statement or incorporated by reference. The unaudited pro forma statements of operations are based on the historical statement of operations of PainCare Holdings, Inc. and of Spine & Pain Center, Inc. appearing elsewhere in the registration statement or incorporated by reference and combine the results of operations of PainCare Holdings, Inc. and Spine & Pain Center, Inc. for the year ended December 31, 2002 and the year ended December 31, 2001 as if the acquisition occurred at the beginning of the period.

The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have been achieved if the merger had been consummated as of the beginning of the period presented, nor are they necessarily indicative of future operating results or financial position of PainCare Holdings, Inc.

PainCare Holdings, Inc. will account for the merger with Spine & Pain Center, Inc. using the purchase method of accounting. As of January 1, 2002, PainCare Holdings, Inc. is no longer amortizing its goodwill in accordance with SFAS No. 142. Such goodwill will be subject to impairment testing using a fair value based method as of January 1, 2003.

Spine & Pain Center, P.C.

Unaudited Pro Forma Consolidated Balance Sheet

Year Ended December 31, 2002

	PainCare Historical	Spine & Pain Center Historical	ProForma Adjustments	Proforma
Assets

Cash (5)	$2,078,684	$39,017	$(625,000)	$1,492,701
Accounts Receivable	2,781,094	133,788	—	2,914,882
Due from Shareholder	339,325	16,907	—	356,232
Note Receivable	100,316	—	—	100,316
Deposits & Prepaid expenses	138,519	—	—	138,519

Total Current Assets	5,437,938	189,712	(625,000)	5,002,650

Furniture and Equipment, net	3,012,615	42,939	—	3,055,554
Goodwill (6)	5,012,552	—	1,089,438	6,101,990
Other Assets	203,822	—		203,822

Total Assets	13,666,927	232,651	464,438	14,364,016

Liabilities and Stockholder’s Equity

Current Portion of Notes Payable	320,123	—		320,123
Accounts Payable and Accrued Expenses	529,031	72,089		601,120
Current Portion of Convertible Debentures	987,164	—		987,164
Current Portion of Capital Lease Obligations	445,549	—		445,549

Total Current Liabilities	2,281,867	72,089	—	2,353,956

Notes Payable, less current portion	1,009,391	—		1,009,391
Convertible Debentures	664,055	—		664,055
Shareholder Loan	1,890	—		1,890
Capital Lease Obligations, less current	2,155,733	—		2,155,733

Liabilities	6,112,936	72,089	—	6,185,025

Stockholder’s Equity
Common Stock (6)	1,557	1,000	(972)	1,585
Preferred Stock	—	—	—	—
Additional Paid in Capital (6)	7,019,246	—	624,972	7,644,218
Retained Earnings (6)	556,487	159,562	(159,562)	556,487
Cumulative Translation Adjustment	(23,299)	—		(23,299)

Total Stockholder’s Equity	7,553,991	160,562	464,438	8,178,991

Total Liabilities and Stockholder’s Equity	13,666,927	232,651	464,438	14,364,016

Spine & Pain Center, P.C.

Unaudited Pro Forma Consolidated Statement of Operations (1)

Year Ended December 31, 2001

	PainCare Historical	Spine & Pain Center Historical	ProForma Adjustments	Proforma

Revenues	$4,852,153	$1,224,591	$—	$6,076,744

Cost of Sales (2)	2,113,695	884,163	(50,000)	2,947,858

Gross Profit	2,738,458	340,428	50,000	3,128,886

Operating Expenses:

General & Administrative (3)	2,151,046	188,880	(235,000)	2,104,926
Depreciation Expense	61,917	—	—	61,917

Operating Income	525,495	151,548	285,000	962,043

Interest Expense	179,691	—	—	179,691
Other Income	—	—	—	—

Income Before Taxes	345,804	151,548	285,000	782,352

Provision for Income Taxes (4)	—	—	37,887	37,887

Net Income	$345,804	$151,548	$247,113	$744,465

Basic Earnings Per Share				$0.10

Basic Weighted Average Shares Outstanding	7,402,190	277,778		7,679,968

Diluted Earnings Per Share				$0.08

Diluted Weighted Average Shares Outstanding	9,118,856	277,778		9,396,634

Footnotes:

1)	Historical financial results for Spine & Pain Center
2)	Adjustment for non-recurring compensation paid to Dr. Martire
3)	Adjustment for non-recurring general and administrative expenses
4)	Represents estimate of taxes for Spine & Pain Center if they had filed consolidated tax returns with PCH
5)	Represents portion of cash consideration for the purchase of Spine & Pain Center, P.C.
6)	Represents the impact of the purchase of the outstanding shares of Spine & Pain Center, P.C., including the issuance of 277,778 shares of PainCare Holdings, Inc. at $2.25 per share and the resulting Goodwill of $1,089,438 using the purchase method of accouting.

Spine & Pain Center, P.C.

Unaudited Pro Forma Consolidated Statement of Operations (1)

Year Ended December 31, 2002

	PainCare Historical	Spine & Pain Center Historical	ProForma Adjustments	Proforma

Revenues	$7,497,942	$1,111,169	$—	$8,609,111

Cost of Sales (2)	2,698,450	837,267	(50,000)	3,485,717

Gross Profit	4,799,492	273,902	50,000	5,123,394

Operating Expenses:

General & Administrative (3)	3,468,515	151,453	(250,000)	3,369,968
Depreciation Expense	206,949	—	—	206,949

Operating Income	1,124,028	122,449	300,000	1,546,477

Interest Expense	358,546	—	—	358,546
Other Income	173,992	—	—	173,992

Income Before Taxes	939,474	122,449	300,000	1,361,923

Provision for Income Taxes (4)	234,440	—	30,612	265,052

Net Income	$705,034	$122,449	$269,388	$1,096,871

Basic Earnings Per Share				$0.10

Basic Weighted Average Shares Outstanding	10,591,258	277,778		10,869,036

Diluted Earnings Per Share				$0.09

Diluted Weighted Average Shares Outstanding	12,583,653	277,778		12,861,431